UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2021

Endo International plc

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	ENDP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture for 6.125% Senior Secured Notes due 2029

On March 25, 2021, Endo Luxembourg Finance Company I S.à r.l. (“Endo Luxembourg”) and Endo U.S. Inc. (together with Endo Luxembourg, the “Issuers”), each a wholly-owned subsidiary of Endo International plc (the “Company”), entered into an indenture, dated as of March 25, 2021 (the “Indenture”), among the Issuers, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), governing the terms of the Issuers’ $1,295,000,000 aggregate principal amount of 6.125% Senior Secured Notes due 2029 (the “Notes”). The Notes were issued on March 25, 2021.

The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes are senior secured obligations of the Issuers and are (i) guaranteed on a senior secured basis by the Company and certain of the Company’s subsidiaries that also guarantee the obligations under the Restated Credit Agreement (as defined below) and (ii) secured by first priority liens on the same collateral that secures the obligations under the Restated Credit Agreement and the Company’s existing first lien senior secured notes in accordance with the terms of the Indenture and the collateral trust agreement among the Company, the Borrowers (as defined below), the Issuers, certain other grantors party thereto, the Administrative Agent (as defined below), the Trustee and Wilmington Trust, National Association, as collateral trustee. The Notes and the related guarantees have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes bear interest at a rate of 6.125% per year, accruing from March 25, 2021. Interest on the Notes is payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2021. The Notes will mature on April 1, 2029, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.

The Issuers may redeem some or all of the Notes at any time prior to April 1, 2024 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date and a make-whole premium set forth in the Indenture. On or after April 1, 2024, the Issuers may redeem some or all of the Notes at any time at redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, at any time prior to April 1, 2024, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes at a specified redemption price set forth in the Indenture plus accrued and unpaid interest, if any, to, but not including, the redemption date, with the net cash proceeds of specified equity offerings. If the Company experiences certain change of control events, the Issuers must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of its restricted subsidiaries to incur certain additional indebtedness and issue preferred stock, make certain dividend payments, distributions, investments and other restricted payments, sell certain assets, agree to any restrictions on the ability of restricted subsidiaries to make certain payments to the Company or any of its restricted subsidiaries, create certain liens, merge, consolidate or sell all or substantially all of the Company’s assets, enter into certain transactions with affiliates or designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications, including the fall away or revision of certain of these covenants upon the Notes receiving investment grade credit ratings.

The Company intends to use the net proceeds from the offering, together with the proceeds of the New Term Loan (as defined below), to refinance the Existing Term Loan (as defined below).

The foregoing summary of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture and the Notes, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Certain of the initial purchasers and/or their affiliates participate in, or are agents and lenders under our Existing Credit Agreement and, as a result, will receive a portion of the net proceeds from the offering of the Notes.

Credit Agreement Amendments

On March 25, 2021 (the “Restatement Effective Date”), the Company entered into an amendment and restatement agreement (the “Restatement Agreement”), which amended and restated the Credit Agreement, dated as of April 27, 2017 (as amended by the First Amendment, dated as of March 28, 2019, the “Existing Credit Agreement,” and as amended and restated by the Restatement Agreement, the “Restated Credit Agreement”), among the Company, Endo Luxembourg, Endo LLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, issuing bank and swingline lender, to provide for, among other things, (i) a new seven-year senior secured term loan in an aggregate principal amount of $2,000,000,000 (the “New Term Loan”) (subject to springing maturity if certain of the existing secured notes are not refinanced or repaid prior to the date that is 91 days prior to the stated maturity thereof), (ii) the extension of the maturity of $675,333,333 of the existing revolving commitments to a date that is five years from the Restatement Effective Date and (iii) certain other modifications to the Existing Credit Agreement. The net proceeds of the New Term Loan, together with the net proceeds of the Notes offering, refinanced in full the term loans outstanding under the Existing Credit Agreement (the “Existing Term Loan”).

The foregoing summary of the Restatement Agreement (including the Restated Credit Agreement attached therein) does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Restatement Agreement (including the Restated Credit Agreement attached therein), a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of March 25, 2021, among Endo Luxembourg Finance Company I S.à r.l., Endo U.S. Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 6.125% Senior Secured Notes due 2029.

4.2	Form of 6.125% Senior Secured Notes due 2029 (included in Exhibit 4.1).

10.1	Amendment and Restatement Agreement, dated as of March 25, 2021, by and among Endo International plc, Endo Luxembourg Finance Company I S.à r.l., Endo LLC, the lenders and other parties party thereto and JPMorgan Chase Bank, N.A. as administrative agent, issuing bank and swingline lender.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Company Secretary

Dated: March 25, 2021